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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Metromedia Fiber Network, Inc., of our reports dated June 15, 1999 relating to the financial statements of the Palo Alto Internet Exchange (a business of Compaq Computer Corporation), which appear in Amendment No. 2 to the Registration Statement on Form S-4 (Registration No. 333-49684) of Metromedia Fiber Network, Inc. dated January 26, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
February 9, 2001